Exhibit 99.5

For more information, contact:
Marge Sorge, Metaldyne
734-207-6597 (office)
734-578-6507 (mobile)

Tina Kozak, Metaldyne
734-207-6713 (office)
313-550-1901 (mobile)

MEDIA RELEASE
For Immediate Release

Metaldyne Announces Receipt of Consents from Bondholders to Permit Acquisition by Asahi Tec

PLYMOUTH, MI — December 4, 2006 — Metaldyne Corporation announced today that a majority of the beneficial holders of each of its outstanding note issues had delivered written consents to permit Metaldyne to proceed with its previously announced acquisition by Asahi Tec Corporation, subject to customary terms and conditions.  Metaldyne intends to promptly launch a consent solicitation to afford all of its bondholders the opportunity to consent and receive consent payments.  The record date for the consent solicitation is December 4, 2006.

The Merger Agreement requires that Metaldyne obtain specified consents and waivers to permit the acquisition and other matters (including waivers of change of control provisions) from holders of a majority of each of Metaldyne’s 11% senior subordinated notes due 2012, 10% senior subordinated notes due 2014 and 10% senior notes due 2013.  On November 27, 2006, Metaldyne received a consent and waiver for the required matters from the sole record holder of its 10% senior subordinated notes due 2014.  Today, Metaldyne has received written consents and waivers from each member of the steering committee for Metaldyne’s 11% senior subordinated notes due 2012 and each member of the steering committee for Metaldyne’s 10% senior notes due 2013.  These holders have represented that they are the beneficial owners of 59% of the outstanding principal amount of  Metaldyne’s 11% senior subordinated notes due 2012 and 62% of the outstanding principal amount of Metaldyne’s 10% senior notes due 2013.

The steering committee members have agreed to proposed amendments to the indentures governing the applicable notes that (i) permit the merger to be consummated, (ii) facilitate the operations of Metaldyne as a subsidiary of Asahi Tec following the merger, (iii) permit the previously declared distribution of shares of TriMas Corporation common stock owned by Metaldyne, (iv) waive the obligation of Metaldyne to offer to purchase notes at 101% of their principal amount following the merger and (v) make certain other changes, including provisions for the pledge of collateral to secure the notes, provisions requiring that Metaldyne make an offer to purchase up to $25 million of senior notes at par following the merger and a requirement to reduce debt with up to $50 million of proceeds of certain equity issuances by Asahi Tec which would be contributed to Metaldyne.  The steering committee members have also agreed to the terms and conditions of an intercreditor agreement, as outlined in a term sheet, governing the relationship of the noteholders and Metaldyne’s senior bank lenders with respect to the collateral.

Under the terms of the consent, upon consummation of the merger and the satisfaction of other customary conditions, each holder of 10% senior notes due 2013 will be paid a consent fee of $80.00 in cash per $1,000 principal amount of notes (without interest) and each holder of 11% senior subordinated notes due 2012 will be paid a consent fee of $127.50 in cash per $1,000 principal amount of notes (without interest).

Asahi Tec has informed Metaldyne that the proposed amendments, intercreditor agreement terms and consent solicitation terms set forth in the consents delivered by the members of the steering committees will satisfy the requirements of the applicable condition in the Merger Agreement.

“This is another major milestone in our efforts to close this transaction,” said Tim Leuliette, Metaldyne’s chairman and chief executive officer.  “Asahi Tec is proceeding in arranging the previously committed financing and we intend to move forward as quickly as possible to close the merger.”

Closing of the merger is subject to various conditions and there can be no assurance that the conditions to the merger, including those in the financing commitments and stock purchase agreements relating to reinvestment of merger proceeds, will be satisfied.

This communication is not a solicitation of a proxy from any security holder of Metaldyne.  Metaldyne will file a Form 8-K with the Securities and Exchange Commission as soon as practicable.  WE URGE INVESTORS TO READ THE AMENDED INFORMATION/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.

About Metaldyne

Metaldyne is a leading global designer and supplier of metal-based components, assemblies and modules for transportation related powertrain and chassis applications including engine, transmission/transfer case, wheel-end and suspension, axle and driveline, and noise and vibration control products to the motor vehicle industry.

Headquartered in Plymouth, Michigan, Metaldyne had annual revenues of approximately $1.9 billion in 2005.  The company employs more than 6,500 employees at 38 facilities in 14 countries.

Cautionary Information regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction which are not historical facts are “forward-looking” statements, as that term is defined by the federal securities laws.  Forward-looking statements include certain anticipated, believed, planned, forecasted, ex-

pected, targeted and estimated results along with Metaldyne’s outlook concerning future results, based on information available at the time of this press release.  All forward-looking statements are inherently uncertain as they are based upon various expectations and assumptions concerning future events, and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements.  We caution readers not to place undue reliance on the forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

Important factors upon which the forward-looking statements presented in this press release are premised include:  (a) receipt of regulatory, shareholder and other necessary third party consents and approvals without unexpected delays or conditions; (b) timely implementation and execution of merger plans; (c) retention of customers and critical employees; and (d) successful management of any impact from declines in North American automobile and light truck builds.  In addition, the ability of Metaldyne to achieve the expected results with Asahi Tec also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Metaldyne, and other risks and uncertainties described from time to time in Metaldyne’s public filings with the Securities and Exchange Commission, as further identified below.

Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this press release include general economic conditions in the markets in which we operate and industry-based factors such as:  declines in North American automobile and light truck builds, reductions in outsourcing by our automotive customers, increases in our raw material and energy costs, labor costs and strikes at our major direct and indirect customers and at our facilities, dependence on significant automotive customers, the level of competition in the automotive supply industry and pricing pressures from our customers, technological developments that could competitively disadvantage us, and risks associated with conducting business in foreign countries.  In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this report such as substantial leverage, limitations imposed by our debt instruments, the adequacy of our liquidity to meet our capital expenditures and other cash requirements, our ability to identify attractive and other strategic opportunities and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.